Exhibit 99.1

DIGENE CORPORATION

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Article I

Purpose

The purpose of the Equity Incentive Plan (the “Plan”) is to enable Digene Corporation (the “Company”) to offer Employees of the Company and its Subsidiaries equity interests in the Company and options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons and strengthen the mutuality of interests between such persons and the Company’s stockholders.

Article II

Definitions

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Award” shall mean an award under the Plan of a Stock Option, Stock Appreciation Right, Restricted Stock Unit, Unrestricted Stock or Performance Shares.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its Subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a Subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all, but at least 40%, of the assets of the Company and its Subsidiaries taken as a whole (measured by gross fair market value without regard to liabilities); or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall mean the Compensation Committee of the Board, or any other committee of the Board designated by the Board to administer this Plan, with any such Committee consisting of two or more members of the Board; provided, that if the Compensation Committee or any other such committee does not meet the applicable independence requirements of Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934, or NASDAQ, for Awards to Reporting Persons the term “Committee” shall mean the Board and for purposes of all Awards granted to the Chief

Executive Officer of the Company under this Plan the term “Committee” shall mean the independent members of the Board.

2.6 “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

2.7 “Date of Grant” shall mean the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.8 “Disability” shall mean a disability that results in a Participant’s Termination of Employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

2.9 “Effective Date” shall mean the date on which the Plan was originally adopted by the Board.

2.10 “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its Subsidiaries; provided, however, that in the case of an Incentive Stock Option, the term “Employee” shall mean any employee of the Company or of a “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company.

2.11 “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean with respect to the Common Stock on any day, (i) the closing sales price (or other exchange-designated daily sales price) on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the Nasdaq National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

2.12 “Incentive Stock Option” shall mean any Stock Option awarded under the Plan to an Employee that is intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” shall mean any Stock Option granted under the Plan that is not an Incentive Stock Option.

2.14 “Participant” shall mean an Employee to whom an Award has been granted.

2.15 “Performance Goal” shall mean objective financial or operating goals and measures established by the Committee in accordance with Section 162(m) of the Code. Such Performance Goals for any Performance Shares Award must be established in writing not later than ninety (90) days after the commencement of a Performance Period; provided that the outcome of each Performance Goal is substantially uncertain at the time the Performance Goal is established. Such Performance Goals may relate to identified business units, or the Company or any Subsidiary and be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, specified levels of earnings per share, return on investment, return on stockholders’ equity, sales, costs or other objective measures related to the Company’s performance.

2.16 “Performance Period” shall mean the period of time selected by the Committee during which the achievement of Performance Goals is measured for purposes of determining the extent to which an applicable Performance Shares Award has been earned or will vest.

2.17 “Performance Shares” shall mean an Award, granted pursuant to Article VII of this Plan, of the contingent right to receive a designated number of shares of Common Stock, payable in Common Stock, cash, or a combination of both (depending on the medium of payment selected by the Committee), at the end of a specified Performance Period if specified Performance Goals are achieved. Such rights are subject to forfeiture or reduction if the applicable Performance Goals are not met within the applicable Performance Period.

2.18 “Performance Shares Award” shall mean an Award of Performance Shares.

2.19 “Performance Shares Award Commitment” shall mean the written commitment delivered by the Company to the Participant evidencing a Performance Shares Award and setting forth such terms and conditions of the Award as may be deemed appropriate by the Committee. The Performance Shares Award Commitment shall be in a form approved by the Committee, and once executed, shall be deemed amended from time to time to include such additional terms and conditions as the Committee may specify after the execution in the exercise of its powers under the Plan.

2.20 “Restricted Stock Unit” shall mean an Award granted pursuant to Section 8.1 hereof, subject to such restrictions as the Committee may determine, as evidenced in a Restricted Stock Unit Agreement. Shares of Common Stock issuable under a Restricted Stock Unit Award will be issued when, in accordance with the terms of the Restricted Stock Unit Agreement, they become transferable and free of risk of forfeiture.

2.21 “Restricted Stock Unit Agreement” shall mean the agreement evidencing the grant of Restricted Stock Units to an Employee pursuant to this Plan.

2.22 “Restriction Period” shall have the meaning set forth in Section 8.2(c).

2.23 “Stock Appreciation Rights” shall mean an Award, granted pursuant to Article IX of this Plan, of the right to receive an amount equal to the excess of (i) the Fair Market Value per share of Common Stock at the time of exercise, over (ii) a specified exercise price which shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Rights Award, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights shall have been exercised, payable in Common Stock, cash, or a combination of both (depending on the medium of payment selected by the Committee) upon the exercise thereof.

2.24 “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted pursuant to Article VI hereof.

2.25 “Subsidiary” shall mean any subsidiary of the Company, 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, that is currently existing as of the Effective Date or formed or acquired by the Company while any Award is outstanding under the Plan.

2.26 “Termination of Employment” shall mean a termination of employment with the Company and all of its Subsidiaries for reasons other than a military or personal leave of absence granted by the Company or any Subsidiary.

2.27 “Unrestricted Stock” shall mean Common Stock granted under Section 8.3 hereof.

2.28 “Unrestricted Stock Agreement” shall mean the agreement evidencing the grant of Unrestricted Stock to an Employee pursuant to this Plan.

Article III

Administration

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, Stock Appreciation Rights, Restricted Stock Units, Unrestricted Stock or Performance Shares to persons eligible under Article V. In particular, the Committee shall have the authority:

(a) to select the persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock Units, Unrestricted Stock or Performance Shares may from time to time be granted;

(b) to determine whether and to what extent Incentive Stock Options, Non Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Unrestricted Stock or Performance Shares, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the option term, and provisions relating to any restriction or limitation, any vesting schedule or acceleration, any performance guidelines or criteria or any forfeiture restrictions or waiver provisions of the Award), and any conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or Stock Appreciation Right, or on the transferability or forfeitability of Restricted Stock Units. Notwithstanding any such conditions, the Committee may, in its discretion at any time, accelerate the time at which any Option or Stock Appreciation Right may be exercised or the time at which the Common Stock underlying Restricted Stock Units may become transferable or nonforfeitable.

3.3 Guidelines. Subject to Article X hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any other power or authority of the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary or advisable to carry out the purposes of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent, unless otherwise required by law.

A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s Bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.

Article IV

Share Limitation

4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 5,600,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company; provided that any grant of Performance Shares, Restricted Stock Units or Unrestricted Stock under the Plan on or after October 26, 2005 will be counted against the maximum aggregate number of shares issuable under the Plan as two shares of Common Stock for every one share of Common Stock subject thereto. If any Option or Stock Appreciation Right granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option or Stock Appreciation Right shall again be available for the purposes of the Plan. Further, if any Performance Shares are unearned or forfeited, or Restricted Stock Units are forfeited, the shares subject to the portion of such Award unearned or forfeited, as the case may be, shall again be available under the Plan; provided that, to the extent that a share of Common Stock that was subject to an Award that counted as two shares against the maximum aggregate number of shares issuable under the Plan is recycled back into the Plan, the Plan will be credited with two shares. Notwithstanding anything to the contrary in this Section 4.1, (i) should the exercise price of a Stock Option be paid with shares of Common Stock or by reducing the number of shares of Common Stock issuable upon such exercise, or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Stock Option or Award.

4.2 Individual Limit. No Employee may be granted Awards covering more than 500,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.3) during any calendar year.

4.3 Changes. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or subdivision, such automatic substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and exercise price of shares subject to outstanding Options and Stock Appreciation Rights, and the number of shares subject to other outstanding Awards, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of shares subject to any Award shall be rounded down to the nearest whole number so that the number of shares subject to any Award shall always be a whole number. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

Article V

Eligibility

5.1 Awards to Employees. All officers and other Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Unrestricted Stock or Performance Shares under the Plan. A Director who is an Employee of the Company or a Subsidiary shall be eligible to receive Awards pursuant to this Article V.

Article VI

Stock Options

6.1 Options. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate evidencing the Stock Option grant. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

(b) Option Price. Subject to subsection (m) below, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(c) Option Term. Subject to subsection (m) below, the term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option granted prior to September 20,

2005 shall be exercisable more than ten years after the date it is granted and no Stock Option granted on or after September 20, 2005 shall be exercisable more than seven years after the date it is granted.

(d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the Date of Grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

(e) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 12.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the Date of Grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or (iii) in the case of an Option that is not an Incentive Stock Option, unless otherwise determined by the Committee on or after the Date of Grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of exercise. Upon satisfaction of the conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant, subject to Section 12.3. For the purpose of assisting a Participant to exercise an Option, the Company may, in the discretion of the Board, make loans to the Participant or guarantee loans made by third parties to the Participant, in either case on such terms and conditions as the Board may authorize. Nothing contained in this Plan shall prevent or prohibit a Participant from exercising his or her Options under a broker-facilitated cashless exercise transaction.

(f) Death. Unless otherwise determined by the Committee on or after the Date of Grant, in the event of a Participant’s Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant’s estate until the earlier of one year after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

(g) Disability. Unless otherwise determined by the Committee on or after the Date of Grant, in the event of a Participant’s Termination of Employment by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant’s estate until the earlier of one year after the date of the Participant’s death or the expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination of Employment. Subject to Section 12.4, in the event of a Participant’s Termination of Employment by reason of retirement or for any reason other than death or Disability, all Stock Options held by such Participant that were exercisable on the date of such Termination of Employment may be exercised by the Participant at any time during the longer of: (i) the three (3) month period after his or her Termination of Employment; or (ii) in the case of an Option that is not an Incentive Stock Option and in the sole discretion of the Committee and as long as such change does not have an adverse affect under Section 409A of the Code, if, at the time of the Participant’s Termination of Employment, the Participant is engaged as a consultant by the Company, the period during which the Participant is engaged as a consultant by the Company but not to exceed twelve (12) months after the Participant’s Termination of Employment; provided, however, that if the Committee shall determine that the Employee’s employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all Stock Options held by the Employee on the date of such Termination of Employment shall be forfeited. Notwithstanding anything to the contrary in this Subsection, but subject to the last sentence of this Subsection, a Stock Option shall not terminate upon a Participant’s Termination of Employment if at the time thereof the Participant serves as a Director of the Company or its successor. In such event, once the Participant ceases to be a Director of the Company or its successor, all Stock Options held by such Participant that were exercisable on the date the Participant ceased to be a Director may be exercised by the Participant at any time during the three month period after the Participant ceases to be a Director. Notwithstanding anything to the contrary in this Subsection, no Stock Option may be exercised after the expiration of the stated term of such Stock Option.

(i) Change of Control. Notwithstanding the provisions of Section 4.3, in the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 12.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant. This Section 6.4(i) shall apply to any outstanding Stock Options which are Incentive Stock Options to the extent permitted by Code Section 422(d), and any outstanding Incentive Stock Options in excess thereof shall, immediately upon the occurrence of such a Change of Control be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as set forth in this Section 6.4(i).

(j) Merger and Other Fundamental Transactions. In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume all of the outstanding Options granted under this Plan or shall substitute new options for them, which shall provide that each Participant, at the same cost, shall be entitled upon the exercise of each such option to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Option granted under this Plan.

(k) Non-Transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

(l) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

(m) Ten-Percent Stockholder Rule. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the Date of Grant and the Option, by its terms, expires no later than five years after the Date of Grant.

Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

6.5 Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

Article VII

Performance Shares

7.1 Award of Performance Shares. The Committee shall have the authority to award Performance Shares to any person eligible under Section 5.1. The Committee shall determine the eligible Employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any Employee, the duration of the Performance Period with respect to each Performance Shares Award, the medium of payment upon vesting and the other terms and conditions of the Performance Shares Award, including those set forth in Section 7.2.

7.2 Terms and Conditions. Performance Shares awarded pursuant to this Article VII shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Performance Period. At the time of a Performance Shares Award, the Committee, in its sole discretion, shall establish a Performance Period of not less than (1) year nor more than five (5) years, commencing on the Date of Grant of the Performance Shares Award.

(b) Performance Goals. A Performance Shares Award will vest and be earned based on the attainment of one or more identified Performance Goals determined by the Committee. The Performance Goals (although their measurement, including adjustments, if any, as permitted under Subsection 7.2(c), will not occur until after the expiration of the applicable Performance Period) must be met during the continuance of the Participant’s employment with the Company or any Subsidiary, prior to the expiration of the applicable Performance Period. Performance Goals may vary among Participants and among Performance Shares Awards to a Participant.

(c) Revisions for Significant Events. When circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices) that cause any Performance Goal to be inappropriate in the judgment of the Committee, the Committee may make such changes as it deems equitable in recognition of any unforeseen events or changes in circumstances or changed business or economic conditions, as long as any such changes are consistent with Section 162(m) of the Code.

(d) Performance Shares Award Commitment. Each Performance Shares Award shall be evidenced by, and subject to the terms of, a Performance Shares Award Commitment. The Performance Shares Award Commitment shall specify the number of shares of Common Stock subject to the Performance Shares Award, the medium of payment, the applicable Performance Period and the other terms and conditions applicable to such Performance Shares Award.

(e) Changes. If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, the Committee shall be entitled to determine the impact of such event on outstanding Performance Shares Awards, and to make adjustments to each Performance Shares Award to the extent necessary to provide that the Participant receive, to the extent possible, equivalent rights under such Performance Shares Award after consummation of such event.

(f) Achievement of Performance Goals. Within a period of time determined by the Committee, but not to exceed 90 days after the end of a Performance Period, the Committee will determine if the applicable Performance Goals were met with respect to applicable Performance Shares Awards. If the Committee certifies in writing, after the expiration of the Performance Period, that the Performance Goals specified in a Performance Shares Award Commitment and all other material terms of the Award have been satisfied, the Performance Shares Award shall be vested and earned in accordance with such Committee certification.

(g) Payment of Performance Shares Awards. Payment of a vested, earned Performance Shares Award shall be made either in shares of Common Stock, or in cash, or in some combination thereof, as determined by the Committee. The medium of payment shall be set forth in the Committee’s resolution granting the Performance Shares Award and in the Performance Shares Award Commitment with the Participant. For an earned Performance Shares Award, or portion thereof, to be settled through the issuance of shares of Common Stock, the number of shares delivered shall be equal to the number of applicable Performance Shares earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Performance Shares Award is settled, a Fair Market Value equal to the applicable federal, state and local withholding tax due on the receipt of the Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due. For an earned Performance Shares Award, or portion thereof, to be settled in cash, the amount of cash paid shall be equal to the number of applicable Performance Shares earned multiplied by the Fair Market Value of a share of Common Stock on such date following the lapse of the Performance Period and the satisfaction of any other applicable conditions established by the Committee at the time of grant, that the Participant first becomes entitled to receive such payment. Such amount will be reduced by applicable federal, state and local withholding tax due. For any earned Performance Shares Award paid in cash, the shares of Common Stock designated in the Performance Shares Award shall be deemed to have been issued for purposes of Section 4.1 hereof.

(h) Non-Transferability of Performance Shares Awards. No Performance Shares Awards shall be transferable by the Participant prior to the determination that such Performance Shares Award is vested and earned, otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan.

7.3 Death or Disability. Subject to the provisions of this Plan and the Performance Shares Award Commitment, in the event of the death or Disability of a Participant, the Participant or the Participant’s estate, as the case may be, shall be entitled to receive, at the expiration of the Performance Period, a percentage of Performance Shares that is equal to the percentage of the Performance Period that had elapsed as of the date of death or date on which such Disability commenced (as determined by the Committee in its sole discretion); provided that the Committee, in its sole discretion, determines that the conditions specified in the Performance Shares Awards Commitment have been satisfied. Payment of such portion of the Performance Shares Award shall be made to the Participant or the Participant’s estate, as the case may be, in accordance with this Article VII.

7.4 Change of Control. At the time a Performance Shares Award is made by the Committee, the Committee shall be entitled, notwithstanding the provisions of Section 4.3, to provide for different terms and provisions in the event of a Change in Control, including, but not limited to, the authority to provide for the settlement of a Performance Shares Award, regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met.

7.5 Termination of Employment. Subject to Sections 7.4 and 12.4, in the event of a Participant’s Termination of Employment by reason of retirement or for any reason other than death or Disability, all Performance Shares Awards held by such Participant that were earned on the date of such Termination of Employment will be paid to the Participant; provided, however, that if the Committee shall determine that the Employee’s employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all earned but unpaid Performance Shares held by the Employee on the date of such Termination of Employment shall be forfeited. Notwithstanding anything to the contrary in this Subsection, a Performance Shares Award shall not terminate upon a Participant’s Termination of Employment if at the time thereof the Participant serves as a Director of the Company or its successor, in which event the Performance Shares Awards shall terminate if the Participant ceases to be a Director of the Company or its successor, and any earned Performance Shares Award will be then paid in accordance with this Subsection.

Article VIII

Restricted Stock Units and Unrestricted Stock

8.1 Awards of Restricted Stock Units. The Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Restricted Stock Unit Awards. The Committee shall determine the eligible Employees to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards in addition to those set forth in Section 8.2.

8.2 Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by, and subject to the terms of, a Restricted Stock Unit Agreement executed by the Company and the Participant. The Restricted Stock Unit Agreement shall specify the number of shares of Common Stock subject to the Award, the time or times within which such Award is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.

(b) Stock Certificate. Subject to Section 12.3, when the restrictions applicable to a Restricted Stock Unit Award, or any portion thereof, lapse, a stock certificate representing the number of shares of Common Stock covered by such Restricted Stock Unit Award, or portion thereof, shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares underlying any Restricted Stock Unit Award, unless and until the forfeiture restrictions lapse and a stock certificate representing such shares of Common Stock is issued to the Participant.

(c) Restriction Period. Subject to the provisions of the Plan and the Restricted Stock Unit Agreement, Restricted Stock Units will be forfeited to the Company in the event of a Participant’s Termination of Employment during a period (not to exceed five years) set by the Committee commencing with the date of such Award (the “Restriction Period”). Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion.

(d) Termination of Employment. Subject to Section 12.4, in the event of a Participant’s Termination of Employment prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock Units with respect to which the Restriction Period has not yet expired; provided, however, that the terms of the Restricted Stock Unit Agreement, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (i) that, if such Employee’s employment is terminated for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, then the Restricted Stock Units or any related compensation deferral or a portion thereof shall not be forfeited; (ii) that, if such Employee’s employment is terminated on account of Disability, then the Employee shall not forfeit his or her Restricted Stock Units or any related compensation deferral or a portion thereof; and (iii) that, if such Employee dies while employed by the Company or any of its Subsidiaries, then his or her Restricted Stock Units or any related compensation deferral or a portion thereof is not forfeited.

(e) Changes. If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares or other securities of the Company or succeeding, resulting or other company to be received by the Employee under the Restricted Stock Unit Agreement shall be subject to the same restrictions applicable to the Restricted Stock Units.

(f) Non-Transferability of Restricted Stock Unit Awards. No Restricted Stock Units shall be transferable by the Participant prior to vesting and/or lapse of the applicable forfeiture restrictions otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan.

8.3 Unrestricted Stock. The Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Unrestricted Stock Awards. Each Employee who is awarded Unrestricted Stock shall receive an Unrestricted Stock Agreement from the Company in a form specified by the Committee and containing the terms and conditions of the award and such other matters, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Award is made. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee’s annual cash compensation, not including dividends paid on the Unrestricted Stock, if any, to be applied toward the purchase of Unrestricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Unrestricted Stock Agreement. Upon the issuance of Unrestricted Stock to an Employee hereunder, the Employee shall have the entire beneficial ownership and all the rights and privileges of a stockholder with respect to the Unrestricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Unrestricted Stock. Subject to Section 12.3, each Employee who is awarded Unrestricted Stock may, but need not, be issued a stock certificate in respect of such shares of Unrestricted Stock.

Article IX

Stock Appreciation Rights

9.1 Stock Appreciation Rights. The Committee shall have the authority to grant Stock Appreciation Rights to any Participant eligible to receive Awards under this Plan. Stock Appreciation Rights may, but need not, be granted in conjunction with a contemporaneous grant of a Stock Option. If a Stock Appreciation Rights Award is granted in conjunction with a Stock Option Award, the terms of the Stock Option Award shall apply to the Stock Appreciation Rights Award as well, subject to any additional terms as contemplated by this Article IX.

9.2 Terms. Stock Appreciation Rights shall be subject to the following terms and conditions, and to such terms and conditions which may be set forth in the certificate evidencing the Stock Appreciation Rights Award, which certificate may provide such other terms, conditions and provisions, not inconsistent with the terms of this Plan, as the Committee may direct.

(a) Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof payment in the form described in Section 9.2(c) equal to the excess of (i) the Fair Market Value per share of Common Stock at the time of exercise, over (ii) a specified exercise price which shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Rights Award, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights shall have been exercised.

(b) Vesting Period and Term. The period or periods of time within which the Stock Appreciation Rights will vest and may be exercised, in whole or in part, shall, if the Stock Appreciation Rights Award is granted in conjunction with a Stock Option Award, be co-extensive with the vesting schedule of the Stock Option Award. If the Stock Appreciation Rights Award is granted as a stand-alone Award, the Committee shall determine the vesting schedule, if any, and term of the Stock Appreciation Rights Award. The Committee shall have the power to permit an acceleration of previously established vesting periods, subject to the requirements set forth in this Plan, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

(c) Exercise. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form of shares of Common Stock (rounded down to the next whole number of shares so that no fractional shares of Common Stock are issued), cash, or any combination thereof. The form of payment shall be determined by the Committee in its sole discretion. The Company shall be entitled to withhold tax required to be withheld from the payment upon exercise of the Stock Appreciation Rights Award. The exercise of Stock Appreciation Rights shall result in the termination of the Stock Appreciation Rights with respect to the number of shares of Common Stock covered by the exercise and, if granted in conjunction with a Stock Option Award, shall also result in the termination of the related Stock Options with respect to the number of shares of Common Stock covered by the exercise.

(d) Other Terms. The provisions of Section 6.4(f) (Death), (g) (Disability), (h) (Termination of Employment), (i) (Change of Control), (j) (Merger and Other Fundamental Transactions), and (k) (Non-Transferability of Options) of this Plan shall apply to all Stock Appreciation Rights Awards under this Plan, substituting the reference to “Option” with “Stock Appreciation Rights” as applicable.

9.3 Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to any Stock Appreciation Rights Award, unless and until the Stock Appreciation Rights Award is exercised and paid in shares of Common Stock, if applicable, and a stock certificate representing such shares of Common Stock is issued by the Participant.

9.4 Effect of Share Reserve. The number of shares of Common Stock with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Company upon such exercise) shall be deemed for the purpose of Section 4.1 of this Plan to have been issued upon such exercise, and shall not thereafter be available for issuance under this Plan.

Article X

Termination or Amendment

10.1 Termination or Amendment of Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII) or amend any Award previously granted, prospectively or retroactively (subject to Article IV); provided, however, that, (i) unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant; (ii) except as otherwise provided in Section 4.3 hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc.

Article XI

Unfunded Plan

11.1 Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Article XII

General Provisions

12.1 Nonassignment. Except as otherwise provided in the Plan, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

12.2 Legend. The Committee may require each person acquiring shares pursuant to an Award to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules,

regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.3 Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock, is issued Common Stock upon exercise of a Stock Appreciation Rights Award, is issued Common Stock upon the vesting of a Performance Shares Award or lapse of forfeiture restrictions under a Restricted Stock Unit Award or is issued Unrestricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 12.3, the date of the book entry shall be the relevant date for such purposes.

12.4 Forfeiture for Competition. If a Participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, and the Committee determines, in its sole discretion, that the provision of such services constitutes a breach of the Participant’s non-compete agreement with the Company, then that Participant’s rights to any Awards hereunder shall automatically be forfeited.

12.5 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6 No Right to Employment. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant’s employment at any time.

12.7 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to an Award under this Plan by an amount that would have a fair market value equal to the minimum amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

12.8 Listing and Other Conditions.

(a) If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or The Nasdaq Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option or Stock Appreciation Right or vest in any Restricted Stock Unit shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or Stock Appreciation Right or vest in any Restricted Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c) Upon termination of any period of suspension under this Section 12.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option or Stock Appreciation Right.

12.9 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

12.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.11 Liability of the Board and the Committee. No member of the Board or the Committee nor any Employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

12.12 Other Benefits. No payment pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

12.13 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock pursuant to Awards.

12.14 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

12.15 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

12.16 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

Article XIII

Term of Plan

13.1 Effective Date. The Plan shall be effective as of the Effective Date, but the grant of any Award hereunder is subject to the express condition that the Plan be approved by the stockholders of the Company within 12 months after the Effective Date.

13.2 Termination Date. Unless sooner terminated, the Plan shall terminate on October 25, 2011, and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.

EXHIBIT A

DIGENE CORPORATION

AMENDMENT TO THE AMENDED AND RESTATED 1999 INCENTIVE PLAN

Equity Incentive Awards to Employees Working in France

1.	Purpose of this Amendment.

The purpose of this Amendment (the “French Sub-Plan”) to the Amended and Restated 1999 Incentive Plan, as amended (the “Plan”) of Digene Corporation (the “Company”), is to enable the Company to grant to Employees, working in France, either temporarily or permanently and employed by either the Company or any Subsidiary, or working for the Company or any Subsidiary and residing in France (the “French Employees”), Stock Options and Restricted Stock Unit Awards under the Plan in a manner consistent with applicable law. Without limiting the foregoing, as of and after the date this French Sub-Plan, as amended, is adopted and approved by the Committee, the Stock Options and Restricted Stock Unit awards granted to French Employees under this French Sub-Plan are intended to qualify under Sections L. 225-177 to L. 225-186 of the French commercial code to benefit from both preferential tax treatment and an exemption from social charges.

Unless otherwise defined herein, the capitalized terms used in this French Sub-Plan shall have the meanings set forth in the Plan.

In the event of a conflict between the provisions of the Plan and this French Sub-Plan with respect to Awards granted to any French Employee, the provisions of this French Sub-Plan shall control. Except as amended by this French Sub-Plan, the Plan shall continue in full force and effect.

2.	Provisions Specific to Awards to French Employees.

(a) Eligible Participants.

(i) The Participants eligible to receive Stock Option Awards and Restricted Stock Unit Awards under this French Sub-Plan include the French Employees, including any director or manager having a management function in France for the Company or any Subsidiary organized under French law; provided, however, that if any such Participant is subject to U.S. federal tax laws at the time of the proposed Award, such Participant shall not be eligible for Awards under this French Sub-Plan at such time. No other Participants under the Plan or independent contractors or consultants to the Company or any of its Subsidiaries are eligible to receive Stock Option Awards or Restricted Stock Unit Awards under this French Sub-Plan.

(ii) Neither Stock Options nor Restricted Stock Unit Awards shall be granted under this French Sub-Plan to any French Employee who holds shares representing 10% or more of the Company’s outstanding common stock at the time of the Award.

(b) Eligible Subsidiary. In the event of any future change to the definition of Subsidiary under the Plan, French Employees who receive Stock Options issued by the Company or Restricted Stock Units awarded by the Company must be employed by a company with sufficiently close capital links to the Company, therefore, at least 10% of the French Employee’s employer company’s capital must be held, directly or indirectly, by the Company (or the employer company must directly or indirectly hold at least 10% of the Company’s capital) or at least 50% of the employer’s company capital must be held, directly or indirectly, by a company which holds, directly or indirectly, at least 50% of the Company’s capital.

(c) Exercise Price of Stock Options.

(i) The exercise price at the time of the grant of any Stock Option granted to a French Employee under this French Sub-Plan shall be the Fair Market Value on the Date of Grant. If such exercise price is no less than 80% of the average Fair Market Value of the Common Stock during the 20 trading days preceding the Award, or 80% of the average repurchase price of the shares of Common Stock held by the Company (if the Company elects to grant Stock Options based on authorized and issued shares reacquired by the Company and allocated to cover the Stock Option Award to a French Employee), then such Award will be “qualified” for French law purposes under this French Sub-Plan.

(ii) Notwithstanding any other provision of the Plan, including, without limitation, Section 4.3 (Changes) and Section 6.4(j) (Merger and Other Fundamental Transactions), the exercise price of any Stock Option granted to a French Employee under this French Sub-Plan is fixed as of the date of grant and shall be adjusted only upon the occurrence of an event specified under the French commercial code (Section L. 225-181).

(d) Restrictions on Granting of Awards. Notwithstanding any other provision of the Plan or applicable law, no Stock Option Awards or Restricted Stock Unit Awards shall be made to any French Employee under this French Sub Plan:

(i) within twenty (20) trading days following a distribution of dividends or a capital increase of the Company (with trading days meaning trading on the principal stock exchange on which the Company’s Common Stock is then listed);

(ii) during the ten (10) trading days preceding and following the filing, with the U.S. Securities and Exchange Commission, of the Company’s Annual Report on Form 10-K or any Quarterly Report on Form 10-Q (or any successor form to either the Form 10-K or Form 10-Q); or

(iii) during a period starting on the date that the Company becomes aware of information which could have a significant impact on the Company’s Common Stock price and ending ten (10) trading days after this information has been made public in compliance with applicable law. The Committee shall have the authority to make the determination called for by this Section 2(d)(iii) at the time of any applicable Award.

(e) Holding Period. Each Stock Option Award to a French Employee under this French Sub-Plan shall provide that either: (i) the Stock Options shall not begin to vest until the date four (4) years after the Date of Grant; or (ii) the Optionee shall be entitled to exercise all or a portion of the Stock Option Award in accordance with the vesting schedule, but shall not be entitled to sell the underlying Common Stock until at least four (4) years after the Date of Grant. Each Restricted Stock Unit Award to a French Employee under this French Sub-Plan shall provide: (1) a minimum vesting schedule of two (2) years after the Date of Grant; and (2) a mandatory two (2) year holding period on the Shares received on the vesting date.

(f) Death or Disability of French Employee. In the event of the death of a French Employee with outstanding Stock Options at the time of his or her death, the Stock Options may be exercised at any time during a maximum six (6) month period following the date of the French Employee’s death by the

French Employee’s estate or by a person who acquired the right to exercise the Stock Option by request or inheritance, but only to the extent that the French Employee was entitled to exercise the Stock Options at the date of death or would have been entitled to exercise the Stock Options during the said maximum six (6) month period. If the successors do not exercise the Stock Options granted to such French Employee during such six-month period, the successors’ rights in respect of such Stock Options shall lapse in total without any formality and the shares of Common Stock underlying such Stock Options shall revert to the Plan. This provision specifically alters the provisions of Section 6.4(f) (Death) of the Plan as related to Stock Option Awards to French Employees under this French Sub-Plan.

In the event of the Disability of a French Employee prior to the vesting of any Restricted Stock Unit Award, the forfeiture restrictions shall lapse as set forth in Section 8.2(d) of the Plan; provided, that the Company shall retain the certificate representing the then-vested Shares for the benefit of the French Employee until at least two full years have elapsed since the Date of Grant; and the French Employee must thereafter comply with the additional two-year holding period described in Paragraph 2(e) of this French Sub-Plan, after delivery of the certificate from the Company, with respect to any such Restricted Stock Unit Awards. This provision specifically alters the provision of Section 8.2(d) (Termination of Employment) of the Plan as related to Restricted Stock Unit Awards to French Employees under this French Sub Plan.

(g) Size of Award. No more than one-third of the Company’s outstanding Common Stock may be subject to Stock Options Awards and Restricted Stock Unit Awards under this French Sub-Plan at any time during the term of the Plan.

(h) Restrictions on Requirement to Hold Common Stock after Exercise. The Committee shall not grant a Stock Option, or amend an existing Stock Option Award, to any French Employee under this French Sub-Plan that requires the French Employee to hold the shares of Common Stock for more than three (3) years after exercise of the Stock Option Award.

3.	Approval of this French Sub-Plan.

This French Sub-Plan, as amended, was approved and adopted by the Committee on July 26, 2006 in accordance with the provisions of Sections 3.2 (Awards) and 10.1 (Termination or Amendment of the Plan) of the Plan.